Exhibit 10.11

SECURED CONVERTIBLE note PURCHASE AGREEMENT

THIS SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT (“Agreement”) is made and entered into as of September 5, 2013 by and between West Texas Resources, Inc., a Nevada corporation (the “Company”), and Gary Bryant (the “Investor”).

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agrees as follows:

1.            Sale and Purchase of Note. Subject to the terms and conditions hereof, the Company hereby sells to the Investor, and the Investor hereby purchases from the Company, a secured convertible promissory note in the form attached hereto as Exhibit A (the “Note”) in the principal amount of $130,000, for a purchase price of $130,000. Interest will accrue on the unpaid principal balance of the Note at the rate of six percent (6%) per annum. All principal and unpaid interest shall be due and payable on December 6, 2013.

2.            Representations and Warranties of the Company. To induce the Investor to enter into this Agreement and to purchase the Note, the Company hereby represents and warrants to the Investor that:

2.1              Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the business, assets, liabilities, financial condition, operations or prospects of the Company.

2.2              Authority; Binding Obligations. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Note and to perform its obligations hereunder and thereunder. All corporate action on the part of the Company necessary for the authorization of this Agreement and the Note has been taken. This Agreement and the Note, when executed and delivered, will be valid and binding obligations of the Company.

2.3              SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act of 1933 (“Securities Act”) and the Securities Exchange Act of 1934 (“Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the period commencing on April 27, 2012 through the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the U.S. Securities and Exchange Commission (“Commission”) promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

1

3.            Representations of the Investor. The Investor represents to the Company that:

3.1              Investment Intent. The Note and the common shares underlying the Note (collectively, the Securities”) are being acquired by the Investor for investment purposes only for the Investor’s own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. The Investor has no current plan or intention to engage in a sale, exchange, transfer, distribution or other disposition, directly or indirectly, of the Securities. The Investor is able to bear the economic risk of his investment and has the knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Securities.

3.2              Pre-existing Relationship; No General Solicitation. The Investor has a preexisting personal or business relationship with one or more of the Company’s officers or directors and the Investor’s purchase of the Securities is not the result of any general solicitation or general advertising, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine, the internet or similar media or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.3              Sophistication. The Investor has significant knowledge and experience in financial and business matters and is capable of evaluating the terms of this Agreement and the Note, and has opted to purchase the Note on the terms set forth hereinafter evaluating the terms of this Agreement and the Note in light of the aforementioned knowledge and experience.

3.4              Restrictions on Resale, Rule 144. The Investor understands that the Securities have not been registered under the Securities Act or any state securities laws by reason of its contemplated issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 promulgated thereunder and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by the Investor. The Investor further understands that the Securities may not be transferred or resold without (a) registration under the Securities Act and any applicable state securities laws, or (b) an exemption from the requirements of the Securities Act and applicable state securities laws. The Investor understands that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the Commission and that in any event the Investor may not sell the Securities acquired hereunder pursuant to Rule 144 prior to the expiration of the 6-month period (or such shorter period as the Commission may hereafter adopt) after the Investor has acquired the Securities. The Investor understands that any sales pursuant to Rule 144 can be made only in full compliance with the provisions of Rule 144.

3.5              Legend; Stop Transfer. The Securities will bear a legend substantially similar to the following:

thE SECURITIES haVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, as amended (THE “securities ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE securities ACT WITH RESPECT TO SUCH SECURITIES, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT such REGISTRATION IS NOT REQUIRED UNDER THE securities ACT.

2

The Company will make a notation regarding the restrictions on transfer of the Securities in its books and it will be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Securities Act covering the securities to be transferred or an opinion of counsel satisfactory to the Company that such registration is not required.

3.6              Domicile; Qualification as an Accredited Investor. The Investor’s state of domicile is the state set forth in such Investor’s address on the signature page hereto. The Investor by execution of this Agreement hereby represents that he qualifies as an “accredited investor” for purposes of Regulation D promulgated under the Securities Act.

3.7              Acts and Proceedings. This Agreement has been duly authorized by all necessary action on the part of the Investor, has been duly executed and delivered by the Investor, and is a valid and binding agreement of the Investor and enforceable against the Investor in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to judicial limitations on the remedy of specific enforcement and other equitable remedies.

3.8              Disclosure of Information. The Investor represents that the Company has made available to the Investor at a reasonable time prior to the execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of the Securities and to obtain any additional information about the Company (which the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to the Investor. The Investor has had a reasonable opportunity prior to the execution of this Agreement to review the SEC Reports, all of which is publicly available from the Commission’s web site at www.sec.gov, and to ask questions and receive answers concerning the financial condition of the Company.

4.            Amendment to Prior Note. As an additional inducement to the Investor to enter into this Agreement and purchase the Note, the Company hereby agrees to amend that certain promissory note dated August 14, 2013 (“Prior Note”) in the original principal amount of $417,762 made by the Company in favor of Investor for purposes allowing the Investor to convert all principal and interest under the Prior Note into shares of the Company’s $0.001 par value common stock, at a conversion price of $0.50 per share, on the same terms and conditions as those set forth in Section 5 of the Note.

5.            Miscellaneous.

5.1              Written Changes, Waivers, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

5.2              Notices. All notices, requests, consents and other communications required or permitted hereunder, under the Note will be in writing and will be delivered, or mailed first-class postage prepaid, registered or certified mail to the Investor at the address listed on the signature page hereto and if to the Company, to the attention of Chief Executive Officer, West Texas Resources, Inc., 5729 Lebanon Road, Suite 144, Frisco, Texas 75034. Such notices and other communications will for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail, when received. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

3

5.3              Entire Agreement. This Agreement, the exhibits hereto and the documents referenced herein constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto.

5.4              Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, will be given effect separately from the provision or provisions determined to be illegal or unenforceable and will not be affected thereby.

5.5              Successors and Assigns. Except to the extent otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of and be binding upon and be enforceable by the successors and assigns of the parties hereto.

5.6              Governing Law. This Agreement will be governed by and construed under the laws of the State of Texas.

5.7              Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

5.8              Expenses. Each party shall be responsible for its costs and expenses incurred in connection with this Agreement.

(Remainder of Page Intentionally Left Blank)

4

IN WITNESS WHEREOF, this Agreement is hereby executed as of the date first written above.

“COMPANY”

WEST TEXAS RESOURCES, INC.,

a Nevada corporation

By: /s/ Stephen E. Jones

       Stephen E. Jones,

       Chief Executive Officer

“INVESTOR”

/s/ Gary E. Bryant

Gary Bryant

Address:

980 Noble Champions Way

Bartonville, Texas 76226

Facsimile No.: (940) 725-3604

(Signature page to Secured Convertible Note Purchase Agreement)

5

Exhibit A

Form of Secured Convertible Promissory Note

(See attached)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH NOTE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

SECURED CONVERTIBLE PROMISSORY NOTE

$130,000.00	Frisco, Texas
September 5, 2013

WEST TEXAS RESOURCES, INC., a Nevada corporation (“Maker”), hereby promises to pay to the order of Gary Bryant (“Lender”), or permitted assigns, in lawful money of the United States of America, the lesser of ONE HUNDRED THIRTY THOUSAND DOLLARS ($130,000.00) or the principal balance outstanding under this Secured Convertible Promissory Note (“Note”), together with accrued and unpaid interest thereon, at the rate or rates set forth below, on December 6, 2013 (the “Maturity Date”).

1.            This Note is issued pursuant to the terms of that certain Note Purchase Agreement dated as of even date herewith by and between Maker and Lender (the “Purchase Agreement”). The Purchase Agreement includes certain rights and obligations of the Maker and Lender with respect to this Note, all of which are incorporated herein by this reference.

2.            The unpaid principal amount of this Note shall bear interest at a rate per annum equal to six percent (6%) calculated on the basis of a 365 day year and the actual number of days elapsed. Interest on the unpaid principal amount shall be paid on the Maturity Date.

3.            This Promissory Note may be prepaid in whole or in part at any time, without premium or penalty on thirty (30) days prior written notice to Lender.

4.            Maker hereby pledges to Lender, and hereby grants to Lender, a security interest in Maker’s working interest in the offshore oil and gas field known as Port Hudson Field as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of Maker’s obligations under this Note and the Prior Note (as defined in the Purchase Agreement) (“Obligations”) including, without limitation all proceeds and products of any and all of the foregoing (collectively, the “Collateral”). In furtherance of the foregoing, Maker agrees to deliver to Lender duly completed financing statements and such other documents and instruments as Lender may reasonably request from time to time to perfect the liens and security interests in the Collateral granted hereunder. Upon the payment or conversion in full of the Obligations, the security interests shall automatically terminate and all rights to the Collateral shall revert to Maker. In furtherance of the foregoing, Lender agrees to deliver to Maker, at Maker’s expense, such instruments as Maker may reasonably request to evidence the termination or release of the security interests, as the case may be.

1

5.            Conversion. All principal and interest will be convertible at the option of the Lender, at any time, in accordance with this Section 5.

(a)            Conversion Ratio. Subject to the provisions of Section 6, upon conversion the Lender will be entitled to receive one share (“Conversion Share”) of the $0.001 par value common stock of Maker (“Common Stock”) for each $0.50 of principal and interest converted. Thus, the initial conversion price (“Conversion Price”) is $0.50 per Conversion Share.

(b)            Procedure for Conversion. In order to convert pursuant to this Section 5, the Lender must deliver to Maker a duly completed and executed Notice of Election to Convert in the form attached hereto as Schedule 1 (an “Election Notice”). Within five (5) days after Maker’s receipt of the Election Notice, Maker will issue and deliver to the Lender a certificate for the number of Conversion Shares issuable upon such conversion. Upon conversion of all principal and interest pursuant to this Section 5, and subject to the Lender’s receipt of the Conversion Shares, this Note will be deemed canceled.

(c)            Effective Date of Conversion. Such conversion will be deemed to have been effected on the date the Conversion Shares are actually issued (“Effective Date of Conversion”). The person(s) in whose name(s) any certificate for shares of Common Stock will be issuable upon such conversion will be deemed to have become the holder(s) of record of the shares represented thereby as of the Effective Date of Conversion.

(d)            Reservation of Stock Issuable Upon Conversion. Maker shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the outstanding principal and accrued interest under this Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the outstanding principal and accrued interest under this Note, Maker will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(e)            Payment of Taxes. Maker will pay all transfer taxes or charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of the outstanding principal and accrued interest under this Note. Notwithstanding the language in this section, Maker shall not be responsible for any state or federal income tax liability associated with such transfers other than those specifically contemplated by this Note.

6.            Adjustments to Conversion Price and Number of Conversion Shares. The Conversion Price and the number of Conversion Shares issuable upon conversion will be subject to adjustment from time to time as follows:

(a)            If the shares of Common Stock at any time outstanding are subdivided into a greater number or combined into a lesser number of shares of Common Stock or if shares of Common Stock are issued as a stock dividend, the Conversion Price and the number of Conversion Shares will be decreased or increased, as the case may be, to an amount that will bear the same relation to the Conversion Price and the number of Conversion Shares, respectively, in effect immediately prior to such subdivision or combination or stock dividend as the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination or stock dividend will bear to the total number of shares of Common Stock outstanding immediately after such subdivision or combination or stock dividend.

2

(b)            In the event of any capital reorganization, or of any reclassification of the Common Stock or in the event of the consolidation or merger of Maker with any other corporation (including a merger in which Maker is not the continuing corporation or a reorganization whereby the shareholders of Maker exchange their common shares for a controlling interest of the “acquiring” company) or of the sale of the properties and assets of Maker as, or substantially as, an entirety to any other corporation, this Note will after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale be convertible, upon the terms and conditions specified herein, into the number of shares of stock and warrants or other securities or property of Maker, or of the corporation resulting from such consolidation or surviving such merger or reorganization or to which such sale will be made, as the case may be, to which the Conversion Shares issuable (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger, reorganization or sale) upon exercise of this Note would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger, reorganization or sale if such exercise had taken place; and in any such case, if necessary, the provisions set forth in this Section 6 with respect to the rights and interests thereafter of the Lender will be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or warrants or other securities or property thereafter deliverable on the conversion of this Note. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock will not be deemed to be a reclassification of the Common Stock of Maker for the purposes of this Section 6(b).

(c)            Whenever there is an adjustment in the Conversion Price as provided herein, Maker will promptly mail to the Lender, by first-class mail, postage prepaid, with a notice stating that such adjustment has been effected and stating the Conversion Price then in effect and the number of Conversion Shares issuable upon conversion as a result of such adjustment.

7.            Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

8.            An event of default under this Note shall occur upon Lender’s written notice to Maker that principal and interest due under this Note has not been paid as and when due.

9.            This Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of Texas, without regard to principles of conflict of laws.

3

10.           This Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Note shall be binding upon the successors and assigns of Maker and inure to the benefit of Lender and his permitted and assigns. This Note shall not be transferred without the express written consent of Lender, provided that if Lender consents to any such transfer or if notwithstanding the foregoing such a transfer occurs, then the provisions of this Note shall be binding upon any successor to Maker and shall inure to the benefit of and be extended to any holder thereof.

WEST TEXAS RESOURCES, INC.

By: /s/ Stephen E. Jones

      Stephen E. Jones,

      Chief Executive Officer

4

SCHEDULE 1

NOTICE OF ELECTION TO CONVERT

Date: _________________, 20___

To: WEST TEXAS RESOURCES, INC.:

The undersigned hereby purchases _____________ shares of common stock issuable upon conversion of $___________ of indebtedness represented by the original [Secured Convertible] Promissory Note dated ______________ in the Original Principal Amount of $________ issued in the name of Gary Bryant in accordance with the terms thereof.

Issue and deliver certificate(s) for common stock to:

(Name)

(Taxpayer Identification Number)

(Street and Number)

(City)	(State)

Very truly yours,

(Signature of Holder of Note)

West Texas Resources, Inc.

5729 Lebanon Road, Suite 144

Frisco, Texas 75034

(940) 464-0601

January 10, 2014

Mr. Gary E. Bryant

980 Noble Champions Way

Bartonville, Texas 76226

Re:     Amendment to Secured Convertible Promissory Note

Dear Mr. Bryant:

We are writing with respect to that certain Secured Convertible Promissory Note dated September 5, 2013 in the original principal amount of $130,000 made by West Texas Resources, Inc., a Nevada corporation (“Maker”), in favor of Gary E. Bryant (“Lender”). All capitalized terms used in this Letter Agreement which are not otherwise defined herein shall have the same meaning given to them in the Note.

Maker and Lender have discussed the merits of extending the present maturity date of the Note by 13 months. To that end, this will confirm our agreement to amend the Note by providing that all references to the term “Maturity Date”, as set forth in the Note, shall mean January 6, 2015. This will also confirm that you are waiving any breach under the Note by Maker for not having made the required payments under the Note as of or following the original due date of December 6, 2013.

If this Letter Agreement appropriately reflects our agreement, please sign in the location provided below at which time this Letter Agreement will formally amend the Note as provided herein. Except as provided herein, all other terms and conditions of the Note shall remain in effect and unmodified by this Letter Agreement.

Very truly yours,

/s/ Stephen E. Jones

Stephen E. Jones,

Chief Executive Officer

ACKNOWLEDGED AND AGREED:

/s/ Gary E. Bryant

     Gary E. Bryant

2